AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2001
                                                   REGISTRATION NO. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        -------------------------------

                                 CVS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


DELAWARE                                                             05-0494040
(State or other jurisdiction of                                (I.R.S. employer
incorporation or organization)                              identification No.)


                                  ONE CVS DRIVE
                         WOONSOCKET, RHODE ISLAND 02895
          (Address, including zip code, of principal executive offices)

                        -------------------------------

                           401(K) PROFIT SHARING PLAN
                              (Full title of plan)

                        -------------------------------

                                DAVID B. RICKARD
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                 CVS CORPORATION
                                  ONE CVS DRIVE
                         WOONSOCKET, RHODE ISLAND 02895
                                 (401) 765-1500
 (Name, address and telephone number, including area code, of agent for service)

                        -------------------------------

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------
  Title of securities to       Amount to be          Proposed maximum              Proposed maximum          Amount of
      be registered            registered(1)    offering price per share(2)  aggregate offering price(2)  registration fee
--------------------------------------------------------------------------------------------------------------------------

      Common Stock           3,629,500 Shares             $46.76                   $169,715,420              $42,429
   ($0.01 par value)
--------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the result of any future stock spilt, stock dividend or similar adjustment of CVS' outstanding Common Stock.

(2) In accordance with Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low sales price of CVS Common Stock on the New York Stock Exchange on June 21, 2001.

===============================================================================

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

This CVS Corporation ("CVS" or "Registrant") Registration Statement relates to 3,629,500 shares of CVS common stock, par value $0.01 per share, to be offered pursuant to the 401(k) Profit Sharing Plan of CVS Corporation and Affiliated Companies.


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

(a) The CVS Annual Report on Form 10-K for the fiscal year ended December 30, 2000;

(b) All other reports filed by CVS pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(c) The description of the CVS Common Stock contained in the CVS Registration Statement on Form 8-B filed on November 4, 1996, under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by CVS pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

EXCULPATION. Section 102(b) (7) of the Delaware General Corporations Law ("Delaware Law") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit.

The CVS Certificate of Incorporation (the "CVS Charter") limits the personal liability of a director to CVS and it stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

INDEMNIFICATION. Section 145 of the Delaware Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorney's fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Expenses, including attorney's fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by CVS in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by CVS.

The CVS Charter provides for indemnification of directors and officers of CVS against liability they may incur in their capacities as such to the fullest extent permitted under the Delaware Law.

INSURANCE. CVS has in effect Directors and Officers Liability, Employment Practices Liability and Pension Trust Liability insurance with a combined limit of $200,000,000. The Pension Trust Liability and Employment Practices Liability insurance covers actions of directors and officers as well as other employees of CVS.

REVCO DIRECTORS AND OFFICERS. The Revco merger agreement provides that CVS will cause Revco and its Subsidiaries to indemnify (including the payment of reasonable fees and expenses of legal counsel) the current or former directors or officers of Revco to the fullest extent permitted by law for damages and liabilities arising out of facts and circumstances occurring at or prior to the merger. The Revco merger agreement also provides that for a period of six years after the merger, CVS will cause to be maintained in effect Revco's existing policies of directors' and officers' liability insurance as in effect on February 6, 1997 (provided that CVS may substitute policies with reputable and financially sound carriers having at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the covered persons) with respect to facts or circumstances occurring at or prior to the merger; provided that if the annual premium for such insurance during such six-year period exceeds 200% of the annual premiums paid by Revco as of February 6, 1997 for such insurance, then CVS will cause Revco to provide the most advantageous directors' and officers' insurance coverage then available for an annual premium equal to such 200% of the February 6, 1997 premiums.

ARBOR DIRECTORS AND OFFICERS. The Arbor merger agreement provides that after the Effective Time (as defined in the Arbor merger agreement), CVS will cause Arbor to indemnify (including the payment of reasonable fees and expenses of legal counsel) each person who was a director or officer of Arbor or its subsidiaries at or prior to the date of the Arbor merger agreement to the fullest extent permitted by law for damages and liabilities arising out of facts and circumstances occurring at or prior to the Effective Time. The Arbor merger agreement also provides that, for a period of six years after the Effective Time, CVS will maintain in effect Arbor's existing policies of directors' and officers' liability insurance as in effect on February 8, 1998 (providing that CVS may substitute policies with reputable and financially sound carriers having at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the covered persons) with respect to facts or circumstances occurring at or prior to the Effective Time; provided that if the annual premium for such insurance during such six-year period exceeds 200% of the annual premiums paid by Arbor as of February 8, 1998 for such insurance, then CVS will cause Arbor to provide the most advantageous directors' and officers' insurance coverage then available for an annual premium equal to such 200% of the February 8, 1998 premiums.


ITEM 8.  EXHIBITS


EXHIBIT NO.       DESCRIPTION

5.1               Opinion of Zenon P. Lankowsky, CVS' General Counsel regarding legality of the securities being registered

23.1              Consent of KPMG, LLP

24.1              Power of Attorney (included on the signature page of this Registration Statement)

The Registrant has submitted the 401(k) Profit Sharing Plan (the "Plan") and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, CVS Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on June 22, 2001.

                                                   CVS CORPORATION

                                                   By: /s/  DAVID B. RICKARD
                                                       ------------------------
                                                   David B. Rickard
                                                   Executive Vice President and
                                                   Chief Financial Officer

                                POWER OF ATTORNEY

The Registrant and each person whose individual signature appears below constitutes and appoints David B. Rickard, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all post-effective amendments to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                          TITLE(S)                                  DATE
              ---------                                          --------                                  ----

/s/ THOMAS M. RYAN                         Chairman of the Board, President and Chief Executive        June 22, 2001
------------------------                         Officer (Principal Executive Officer)
Thomas M. Ryan

/s/ DAVID B. RICKARD                       Executive Vice President and Chief Financial Officer        June 22, 2001
------------------------                             (Principal Financial Officer)
David B. Rickard

/s/ LARRY D. SOLBERG                          Senior Vice President - Finance and Controller           June 22, 2001
------------------------                             (Principal Accounting Officer)
Larry D. Solberg

/s/ EUGENE APPLEBAUM                                             Director                              June 22, 2001
------------------------
Eugene Applebaum

/s/ W. DON CORNWELL                                              Director                              June 22, 2001
------------------------
W. Don Cornwell

/s/ THOMAS P. GERRITY                                            Director                              June 22, 2001
------------------------
Thomas P. Gerrity

/s/ STANLEY P. GOLDSTEIN                                         Director                              June 22, 2001
------------------------
Stanley P. Goldstein

/s/ MARIAN L. HEARD                                              Director                              June 22, 2001
------------------------
Marian L. Heard

/s/ WILLIAM H. JOYCE                                             Director                              June 22, 2001
------------------------
William H. Joyce

/s/ TERRY R. LAUTENBACH                                          Director                              June 22, 2001
------------------------
Terry R. Lautenbach

/s/ TERRENCE MURRAY                                              Director                              June 22, 2001
------------------------
Terrence Murray

/s/ SHELI Z. ROSENBERG                                           Director                              June 22, 2001
------------------------
Sheli Z. Rosenberg

/s/ IVAN G. SEIDENBERG                                           Director                              June 22, 2001
------------------------
Ivan G. Seidenberg